STOCK PUT/CALL OPTION AND SUCCESSOR DESIGNATION AGREEMENT

             This Stock Put/Call Option and Successor Designation Agreement (the
"Agreement") is made effective as of this 14th day of August, 1998 by and among Clark E. Schneekluth, D.D.S. M.S., Inc., a professional corporation (the "PC") incorporated under the laws of the State of California (the "State"); Clark E.
Schneekluth,  D.D.S.  ("Dr.  Schneekluth")  who is  duly  licensed  to  practice orthodontics in the State; Omega Orthodontics, Inc., a Delaware corporation ("OMEGA"); and Omega Orthodontics of Woodland Hills, Inc., a Delaware corporation (the "MSO"), which is a wholly-owned subsidiary of OMEGA, with reference to the following facts.

                                    RECITALS

         A. OMEGA is an orthodontic and other dental specialty practice management company and has expertise in managing orthodontic and other dental specialty practices including practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of such practices and providing high quality healthcare management services to such practices, directly or indirectly through management service organizations such as the MSO.

         B. OMEGA acquired certain assets of Dr. Schneekluth pursuant to that certain Affiliation Agreement and Asset Purchase Agreement (the "Affiliation Agreement") dated as of August 14, 1998 by and between OMEGA and Dr. Schneekluth, and the parties have determined that it would be to their mutual advantage to increase Dr. Schneekluth's orthodontic practice by each acquiring certain assets of Dr. Richard A. Levin's orthodontic practice located at 5251 and 5253 Lampson Ave., Garden Grove, California ("New Orthodontic Offices") and merging the Original Orthodontic Offices and the New Orthodontic Offices into one signal orthodontic practices with two separate and distinct locations (hereinafter know as the "Orthodontic Practices"); and

         C. The PC now owns and operates an orthodontic practice with offices located in the facilities identified in Exhibit A (the "Orthodontic Offices") and furnishes orthodontic care to the general public through the services of Dr. Schneekluth affiliated with the PC.

         D. The PC and the MSO have entered into that certain Management Services Agreement (the "Management Services Agreement") dated as of even date herewith for the management by the MSO of the non-orthodontic business affairs of the PC.

         E. Dr. Schneekluth owns all of the capital stock (the "Capital Stock") of the PC and desires to provide for successor ownership upon the occurrence of certain events. When used in this Agreement, the term "Capital Stock" shall mean all of Dr. Schneekluth's right, title, interest and estate in and to all of the issued and outstanding stock in the PC, including any stock hereafter issued and any rights to any additional stock and any preemptive rights, warrants and instruments of like effect, as set forth on Exhibit B.

         F. As a condition of entering into the new Management Services Agreement, Dr. Schneekluth has agreed to grant to the MSO, and the MSO desires to acquire from Dr. Schneekluth certain rights, including but not limited to, the right to designate the successor purchaser (the "Designated Successor") of all or any part of the issued and outstanding Capital Stock upon the occurrence of certain events. In addition, under the Management Services Agreement, upon termination thereof, each of the PC and the MSO were granted certain rights to be set forth in this Agreement.

         G. The Parties desire that this Agreement replace and supercede the Stock Put/Call Option and Successor Designation Agreement dated _____, 1997 by and between the parties.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PC, Dr. Schneekluth, the MSO and OMEGA agree as follows:

         1. Defined Terms. The capitalized words and expressions used in this Agreement, but which are not defined herein shall, unless the context otherwise requires, have the same meaning as they are given in the Management Services Agreement.

         2. Put Option. The MSO shall have the option (the "Put Option") to require the PC, upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement, to:

                  (a) Purchase from the MSO at fair market value, but not less than book value all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Offices, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the balance sheet as at the end of the month immediately preceding the date of such termination or expiration prepared in accordance with GAAP (the "Balance Sheet") to reflect operations of the MSO in respect of the Orthodontic Offices, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

                  (b) Purchase, by obtaining an assignment from the MSO, at fair market value, but not less than book value, the right to receive payments for breach of the restrictive covenants provided for in
         Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Schneekluth contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

                  (c) Assume all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Offices.

If the MSO desires to exercise its Put Option, the MSO shall give written notice of such election to the PC and Dr. Schneekluth at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Put Option. Any exercise of the Put Option by the MSO shall be made by an aggregate payment of the amounts computed under Clauses (a) and (b) of this
Section 2 (collectively, the "Put Price"). It is understood and agreed that Dr. Schneekluth will continue to be bound by the terms of the non-competition agreement attached hereto as Exhibit C.

         3. Call Option. The PC shall have the option (the "Call Option") to require the MSO, upon termination of the Management Services Agreement by the PC under Section 10.1 thereof, to:

                  (a) Sell to the PC, at fair market value, all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Offices, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the Balance Sheet to reflect operations of the MSO in respect of the Orthodontic Offices, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

                  (b) Assign to, or grant a waiver in favor of the PC, the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Schneekluth contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets, such; and

                  (c) Assign to the PC (which it shall assume) all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Offices.

If the PC desires to exercise its Call Option, the PC shall give written notice of such election to the MSO at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Call Option. Any exercise of the Call Option by the PC shall be made by an aggregate payment to the MSO of an amount equal to the amortized book value of the assets, tangible and intangible, described in Clauses (a) and (b) of this Section 3 (collectively, the "Call Price"). For purposes of this Section 3, the "fair market value" of such assets shall be determined by an independent appraiser acceptable to, and appointed by, the MSO and the PC. In the event that the MSO and the PC cannot agree on an independent appraiser, the fair market value of such assets shall be determined by three independent appraisers, one of whom shall be appointed by the MSO, one of whom shall be appointed by the PC and the third of whom shall be appointed by mutual agreement of the two appointed appraisers. Within sixty (60) days after the appointment of the third appraiser, the three appraisers shall each submit in writing their determination of amortized book value of such assets to each of the MSO and the PC, and the amortized book value of such assets shall be conclusively determined by taking the numerical average of the two fair market value determinations which are closest in amount. The cost of obtaining these appraisals shall be paid one-half by the MSO and one-half by the PC.

         Notwithstanding the foregoing, in the event that the PC terminates the Management Services Agreement pursuant to Section 10.1(a)(1) of the Management Services Agreement and the MSO is not paying the MSO Expenses (as defined in the Management Services Agreement) as they become due such that the ability of the PC to continue to practice orthodontics is compromised, the Call Option may be exercised by the payment by the PC to the MSO of the sum of (i) the book value of the assets described in Clause (a) of this Section 3 plus (ii) the book value of the assets described in Clause (b) of this Section 3, less an amount equal to two-thirds (2/3) of the difference between (y) all management fees paid by the PC to the MSO pursuant to Schedule 3 of the Management Services Agreement less
(z) the sum of all the MSO Expenses paid by the MSO under the Management Services Agreement plus the Rebates paid to the PC pursuant to Schedule 3 of the Management Services Agreement; provided, however, that the amount due under clause (ii) of this sentence shall not be less than zero.

         4. Closing and Delivery. At the closing ("Closing") of the exercise by the MSO of the Put Option under Section 2 or of the exercise by the PC of the Call Option under Section 3, as the case may be, the PC shall pay cash, or, at the option of the PC and with the consent of Dr. Schneekluth, a combination of cash, forgiveness of amounts due to Dr. Schneekluth under the Purchase Note and/or return of the shares of Omega Common Stock received by Dr. Schneekluth under Section 1.1(a)(iii) of the Affiliation Agreement (the value of such shares to be determined by multiplying such number of shares by the average of the last sales (or closing) price for Omega's Common Stock on Nasdaq (or a national securities exchange) for each of the sixty (60) trading days immediately preceding the date of the Put Option Notice or the Call Option Notice, as the case may be) for the repurchased assets, whether the Put Price pursuant to exercise by the MSO of the Put Option or the Call Price pursuant to exercise by the PC of the Call Option, as the case may be. The PC and Dr. Schneekluth shall execute such documents as may be required by the MSO to assume the liabilities set forth in Section 2(c) or 3(c), as the case may be, and shall use their respective best efforts to remove the MSO from any liability with respect to such repurchased assets and with respect to any property leased or subleased by the MSO. From and after any such Closing, each party shall provide to the other party reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it. In addition, following any such Closing, the MSO or its designee shall have reasonable access during normal business hours to the PCs records, including patient records regarding records of collections, expenses and disbursements as kept by the MSO in performing its obligations under the Management Services Agreement, and the MSO may copy any or all such records.

         5.       Successor Designation Option.

         (a) Upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement or upon the happening of any of the following events (each of such termination, expiration or event being hereinafter referred to as a "Transfer Event"), the MSO shall have the option (the "Designated Successor Option") to designate a Designated Successor to purchase all or any portion of the Capital Stock then held by Dr. Schneekluth:

               (i) the death of Dr. Schneekluth;

               (ii) if Dr. Schneekluth is determined to be permanently disabled so as to be unable to render any professional services on behalf of the PC, as determined in accordance with paragraph (b) of this Section 5 below;

               (iii) if Dr. Schneekluth voluntarily terminates his employment without first proposing and obtaining the MSO's approval of a proposed qualified successor orthodontist reasonably acceptable to the MSO on behalf of the PC;

               (iv) if Dr. Schneekluth acts in a criminally or grossly negligent manner with respect to the performance of professional Orthodontic services rendered or to be rendered on behalf of the PC;

               (v) if Dr. Schneekluth becomes hospitalized for alcohol or drug abuse;

               (vi) if Dr. Schneekluth is convicted of a felony;

               (vii)  if Dr.  Schneekluth  loses  his  license  or is  otherwise determined to be disqualified from rendering services as an orthodontist for the PC by the applicable dental or other comparable regulatory board of the State;

               (viii) if Dr. Schneekluth's shares of Capital Stock are or are to be transferred voluntarily or by operation of law to any person who is a "disqualified person," as defined in the professional corporation statute of the Laws of the State;

               (ix) if Dr. Schneekluth voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors;

               (x) if Dr. Schneekluth is subjected involuntarily to such a petition or assignment, or any creditor or other persons obtains an attachment or other legal or equitable interest in any shares of the Capital Stock of Dr. Schneekluth and such involuntary petition, assignment or attachment is not discharged within ninety (90) days after creation;

               (xi) if Dr. Schneekluth is required to transfer any shares of Capital Stock by reason of a judgment, court order or decree or by operation of law;

               (xii) if Dr. Schneekluth  retires within the meaning of Paragraph
          (c) of this Section 5; or

               (xiii) if Dr.  Schneekluth  desires to sell more than twenty five
          (25%)   percent  any  of  his  shares  of  Capital  Stock  to  another orthodontist as contemplated under Section 8 hereof.

         (b) For purposes hereof, "permanent disability" means any illness, injury, disease or condition, whether mental or physical, which, for a continuous period of thirty (90) days, (i) prevents Dr. Schneekluth from performing his duties competently and adequately as determined by the MSO, or
(ii) substantially impairs the PC's or Dr. Schneekluth's ability to practice orthodontics.

         (c) For purposes hereof, "Retirement" of Dr. Schneekluth shall occur on the date when Dr. Schneekluth voluntarily withdraws from the practice of orthodontics at whatever age or for whatever reason and notifies the PC that he desires to be regarded as "Retired" and fails to have first proposed and obtained the MSO's approval of a qualified successor orthodontist reasonably acceptable to the MSO.

         6. Successor Designation Option Exercise. Except as otherwise provided herein, upon exercise of the Successor Designation Option, the Designated Successor may purchase all, but not less than all, of the Capital Stock. The Successor Designation Option shall also be exercisable by the MSO as provided in
Section 8 below.

         7. Exercise Notice. Any exercise of the Successor Designation Option shall be accompanied by a written notice (the "Successor Designation Exercise Notice") to Dr. Schneekluth (or his successor or representative), specifying the name, address and information showing the qualifications and suitability of the Designated Successor to conduct or perform professional services on behalf of the PC and number of shares of Capital Stock of Dr. Schneekluth as to which the Successor Designation Option is being exercised. Upon the MSO's exercise of the Successor Designation Option in respect of any event described in Section 5(a)(iii) or (x) as to all of the shares of Capital Stock of Dr. Schneekluth, Dr. Schneekluth shall execute a Non-Competition Agreement in the form attached hereto as Exhibit C. The MSO may, at any time, cancel any Successor Designation Exercise Notice sent by it hereunder.

         8. Right of First Refusal and Sale of Stock. If Dr. Schneekluth desires to sell any of the Capital Stock to another orthodontist (a "Purchaser"), he shall first give notice to the MSO of his intent to sell such Capital Stock ("Notice of Sale"), giving to the MSO such information as shall be reasonably requested by it to ascertain the qualifications and suitability of the Purchaser to conduct or to perform professional services on behalf of the PC and the terms and conditions of such proposed sale to the Purchaser. If the sale of such Capital Stock represents twenty five (25%) percent or less of the Capital Stock, then, unless the MSO or OMEGA reasonably believes such Purchaser to be unacceptable, such transfer shall not constitute a Transfer Event. If such sale is greater the twenty five (25%) percent of the Capital Stock then upon receipt of such Notice, the Successor Designation Option of the MSO shall become exercisable for a period of three (3) months, provided however, that the exercise price and terms of purchase of the Capital Stock shall be no less favorable to Dr. Schneekluth than those set forth in the Notice of Sale. In the event the Successor Designation Option is not exercised during such three (3) month period, Dr. Schneekluth may sell the Capital Stock to the Purchaser upon the terms and conditions set forth in the Notice of Sale, provided however, that such sale shall be conditioned: (i) upon the Purchaser joining in this Agreement and entering into an employment agreement with the PC on such terms and conditions as may be approved by the MSO, and (ii) upon Dr. Schneekluth executing a Non-Competition Agreement in the form attached hereto as Exhibit C.

         9. Assignment of the Successor Designation Option The Successor Designation Option may be assigned by the MSO or any assignee of the MSO to OMEGA or to a duly licensed orthodontist, by a written assignment, signed by both the MSO and the assignee. When the context so requires in this Agreement, the term "MSO" shall be deemed to refer to an assignee holding an assignment of the Successor Designation Option with respect to such Capital Stock, and the terms "party" and "parties" shall be deemed to include

         10.  Purchase Price of the Capital Stock.

                  (a) The purchase price ("Purchase Price") due and payable by the Designated Successor upon exercise of the Successor Designation Option shall be an amount equal to the product of (a) the aggregate net amount received by the PC pursuant to Article 6 and Schedule 3 of the Management Services Agreement for the twelve (12) calendar months immediately preceding the month in which the Successor Designation Exercise Notice is delivered to Dr. Schneekluth (or his successor or representative) multiplied by (b) a fraction, the numerator of which is the number of shares of the Capital Stock to be purchased and the denominator of which is the total number of shares of the Capital Stock outstanding at the time of such purchase.

                  (b) Payment of Purchase Price. The Purchase Price upon exercise of the Successor Designation Option shall be paid by the Designated Successor executing a negotiable promissory note, secured by the Capital Stock of Dr. Schneekluth. The note shall be for a term of five years, with interest payable quarterly in arrears at the mid-term Applicable Federal Rate with monthly compounding published by the Internal Revenue Service from time to time in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision of the Code, provided however, that the Designated Successor shall be permitted to prepay such note at any time. Principal shall be payable in five equal annual installments commencing six months after the closing date.

                  (c)  Purchase From Dr. Schneekluth's Estate.

                         (i) Upon the death of Dr.  Schneekluth  and  receipt of
                    notice of a Successor Designation Exercise Notice, Dr. Schneekluth's personal representative shall apply for and obtain any necessary court approval or confirmation of the sale of Dr. Schneekluth's shares of Capital Stock pursuant to this Agreement. The representative of the estate of Dr. Schneekluth and the Designated Successor shall complete such sale as soon after the date of death as practicable, but no later than 180 days after such event.

                         (ii) The  death of Dr.  Schneekluth's  spouse,  if any,
                    shall not be considered the death of Dr. Schneekluth for purposes of this Agreement.

                         (iii) The estate of Dr.  Schneekluth  shall  bear,  and
                    hold the PC harmless from, all costs and expenses incurred as a result of securing any court orders, court decrees, court approvals or inheritance tax clearances required to enable the estate of Dr. Schneekluth to transfer to the Designated Successor full legal and equitable tax-free title to the Capital Stock of Dr. Schneekluth.

                  (d) Other Purchases. Except for purchases of Capital Stock upon exercise of the Successor Designation Option pursuant to Section 5(a)(i) hereof, all other purchases of Capital Stock pursuant to such Option shall close thirty (30) days after the date of any Successor Designation Exercise Notice, unless extended by the parties.

         11.      Insurance.

                  (a) In order to insure the MSO's interest in the Management Services Agreement and under this Agreement, Dr. Schneekluth hereby consents to the acquisition and maintenance in force of a disability insurance policy and a life insurance policy by the MSO and OMEGA on Dr. Schneekluth ("Insurance Policies"). The life insurance policy may be in an aggregate face amount of up to three times Dr. Schneekluth's income, as shown on the W-2 Form prepared by the PC for the most recent calendar year. Dr. Schneekluth agrees, at the election of the MSO and OMEGA, to take whatever actions are necessary to assist in the acquisition of any such Insurance Policy by the MSO and OMEGA.

                  (b) The Insurance Policies shall name the MSO and OMEGA as sole owner and beneficiary of such policies.

                  (c) As long as the Insurance Policies provided for herein are in full force and effect, the MSO and OMEGA shall pay all premiums falling due on all such policies. Such payments shall be made by the MSO or OMEGA and shall not be considered MSO expenses pursuant to this Agreement.

                  (d) No insurance company that has issued or shall issue an Insurance Policy or Policies to the MSO as permitted under this Agreement shall be under any obligation with respect to the performance of the terms and conditions of this Agreement. Any such company shall be bound only by the terms of the Insurance Policy or Policies which it has issued or shall hereafter issue and shall have no liability except as set forth in its policies.

         12. Representations. The PC and Dr. Schneekluth each represent and warrant to the MSO and OMEGA that as of the day and year first above written and during the term of this Agreement, Exhibit A is a true and complete listing of the Capital Stock, as revised from time to time pursuant to this Agreement.

         13.      Restriction on Transfer.

                  (a) Except to the extent and in the manner provided in this Agreement or with the express prior written consent of the MSO which may be granted or withheld in its absolute discretion, Dr. Schneekluth shall not sell, assign, transfer, pledge or otherwise dispose (including by gift or otherwise) of any of his shares of the Capital Stock.

                  (b) Issuance of Stock; Change in Ownership; Mergers and Consolidation. Without the prior written consent of the MSO, Dr. Schneekluth shall not permit the PC to, and the PC shall not, during the term of this Agreement, issue any stock, other equity, or debt of the PC; permit any change in the composition or respective percentage ownership of the PC; merge, consolidate or otherwise reorganize with or into any other corporation, partnership, trade, business, or the like; amend or otherwise modify its articles of incorporation or bylaws; dissolve; or enter into any agreement with any person to do any of the foregoing without the prior written consent of the MSO.

         14. Delivery of Stock Power. Upon execution of this Agreement, Dr. Schneekluth shall execute and deliver to Richard M/ Rosenthal, Esq., Encino Office Park, Building II, 6345 Balboa Blvd., Suite 330, Encino, CA 91316-1524, as escrow agent (the "Escrow Agent"), a sufficient number of assignments separate from certificates, endorsed in blank to cover all of the Stock (the "Stock Power") held of record or beneficially owned by Dr. Schneekluth, with copies provid3ed to the MSO. Upon execution of this Agreement, Dr. Schneekluth shall deliver to the Escrow Agent all certificates heretofore issued representing all of the shares of Capital Stock held of record or beneficially owned by Dr. Schneekluth. Each such certificate shall have affixed to the back of the certificate a legend substantially as follows:

         "The rights of any holder of any share evidenced by this certificate, including the right to dispose of the securities represented by this certificate or any interest therein, are subject to and restricted by a certain Stock Put/Call Option and Successor Designation Agreement, dated as of August, ___, 1998, among the PC, the holder hereof and the MSO and OMEGA (as defined therein). The PC will mail without charge to any holder of these shares a copy of such agreement within five (5) days of receipt by the PC of a written request therefor."

         Upon any exercise of the Successor Designation Option by the MSO, the Escrow Agent shall deliver the Stock Powers and the certificates representing all of the shares of Capital Stock held of record or beneficially owned by Dr. Schneekluth to the MSO and the MSO (and/or the Designated Successor) shall be authorized to complete the Stock Powers, attach them to the certificates and tender the same to the transfer agent for the PC for reissuance in the name of the Designated Successor. Upon any termination of this Agreement without exercise of the Successor Designation Option, the Escrow Agent shall return all such Stock Powers and certificates to Dr. Schneekluth.

         15. Confidentiality. The parties shall use all good faith efforts to keep the contents of this Agreement and all other aspects of the negotiations preceding execution of this Agreement confidential. Unless required by law, the PC, Dr. Schneekluth, and the MSO and OMEGA shall not disclose the contents of this Agreement or the negotiations leading to this Agreement to third parties without the prior written consent of the other parties. The MSO shall ensure that all of the assignees likewise comply with the obligations of confidentiality imposed by this Section, except that the MSO and the assignees may disclose the contents of such to the extent required by law or otherwise to their respective agents, representatives, contractors, and employees to the extent necessary to exercise their respective rights or perform their respective obligations hereunder.

         16. Term. The term of this Agreement shall commence as of the day and year first above written and shall terminate upon the termination of the Management Services Agreement or the exercise (and consummation of the transaction provided for upon such exercise) of the Put Option, the Call Option or the Successor Designation Option as to all of the Capital Stock, as the case may be (the "Term").

         17.      General

                  (a) Compliance with Law. The PC and Dr. Schneekluth shall comply with all applicable requirements of applicable state law and regulations, and other licensing and accreditation authorities.

                  (b) Relationship of Parties. In the exercise of their respective rights and the performance of their respective obligations under this Agreement, the PC and Dr. Schneekluth on the one hand and OMEGA and the MSO (or any assignee of the MSO) on the other hand are acting in the capacity of the grantor and grantee of an option to purchase or to designate the purchase of shares of Capital Stock and nothing in this Agreement is intended nor shall be construed to create an employer/employee, partnership, joint venture or a landlord/tenant relationship between or among the parties.

                  (c) Assignment. The rights and duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the MSO and OMEGA shall be permitted to assign its and their respective rights and duties hereunder without the consent of Dr. Schneekluth or the PC to any person, firm or corporation controlled by the MSO or OMEGA, controlling the MSO or OMEGA or under common control with the MSO or OMEGA or to such financing institutions as may be required by the terms of credit agreements which may be entered into from time to time by Omega for the obtaining of addition financing for Omega.

                  (d) Counterparts. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

                  (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested, or sent by reputable overnight courier:

                  If to Dr. Schneekluth, to:

                  CLARK E. Schneekluth, D.D.S., M.S., Inc.
                  Clark E. Schneekluth, D.D.S.
                  511 Warner Avenue, Suite 104
                  Huntington Beach, California 92649

                  If to the OMEGA, to:

                  Omega Orthodontics, Inc.
                  3621 Silver Spur Lane
                  Acton, California  93510
                  Attn:   Robert Schulhof

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (h) Amendment. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by the parties.

                  (i) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and
(ii) the remaining provisions will nevertheless continue in full force and effect.

                  (j) Fees and Expenses. The PC, Dr. Schneekluth and the MSO and OMEGA each shall bear their own expenses, including, without limitation, attorneys' and accountants' fees, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

                  (k) Exhibits and Schedules. All attachments and schedules attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits and schedules.

                  (l) Time of Essence. Time is expressly made of the essence of this Agreement in each and every provision hereof of which time of performance is a factor.

                  (m) Attorneys' Fees. Should any of the parties hereto institute any action or proceeding to enforce this Agreement or any provision hereof (including without limitation, arbitration), or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, by means of arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

                  (n) Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

                  (o) Remedies. The remedies specified in this Agreement are the exclusive remedies for liabilities of the parties arising under this Agreement. The limitations on liability, releases from liability, and waiver and indemnity provisions expressed in this Agreement shall apply to the full extent permitted by law, even in the event of a parties' fault, negligence (in whole or in part), strict liability, or other basis of liability, and whether liability is founded in contract, tort, or otherwise, and shall extend to the parties and its affiliated companies and its and their shareholders, directors, officers and employees.

         18. Notwithstanding anything to the contrary contained in this Agreement, or any Schedule or Exhibit hereto, in no event shall the MSO or OMEGA or their officers, directors or employees be liable for any form of indirect, special, incidental or consequential damages, whether such damages arise in contract or tort, irrespective of fault, negligence or strict liability.

         19. Dispute Resolution.

         Any dispute which arises as a result of this Agreement shall be settled in accordance with the terms set forth in Article 14 of the Management Services Agreement executed on even date herewith.

IN WITNESS WHEREOF, the PC, Dr. Schneekluth, MSO and OMEGA have executed this Agreement as of the date first above written by their duly authorized representatives as set forth below.

"PC"

CLARK E. SCHNEEKLUTH, D.D.S., M.S., Inc.
an California corporation


By: ______________________________
    Clark E. Schneekluth, D.D.S., President


DR. SCHNEEKLUTH

______________________________
Clark E. Schneekluth, D.D.S.,


"MSO"

OMEGA ORTHODONTICS OF WOODLAND HILLS, INC.
a Delaware corporation


By: ______________________________
    Robert J. Schulhof, President


"OMEGA"
OMEGA ORTHODONTICS, INC.,
a Delaware corporation

By:_______________________________
   Robert J. Schulhof, President and
    Chief Executive Officer

                          SPOUSAL JOINDER AND CONSENT

         I am the spouse of Clark E. Schneekluth, D.D.S., the sole Stockholder of Clark E. Schneekluth, D.D.S., M.S., Inc. To the extent that I have any interest in any of the Capital Stock (as that term is defined in the Stock
Put/Call Option and Successor Designation Agreement), I hereby join in such Agreement and agree to be bound by its terms and conditions to the same extent as my spouse. I have read the Stock Put/Call Option and Successor Designation Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have retained independent legal counsel to advise me concerning the legal effect of this Stock Put/Call Option Agreement and this Spousal Joinder and Consent.

I understand and acknowledge that each of the MSO and OMEGA is significantly relying on the validity and accuracy of this Spousal Joinder and Consent in entering into this Stock Put/Call Option and Successor Designation Option Agreement.

Executed this     day of August, 1998.



Signature:


Printed or Typed Name: Sherilyn F. Schneekluth

                                   EXHIBIT A
                              ORTHODONTIC OFFICES

The offices and related leasehold improvements constituting the Orthodontic Offices are located at 511 Warner Avenue, Suite 104, Huntington Beach, California 92649 ("Huntington Beach") and 5251 and 5253 Lampson Ave., Garden Grove, California ("Garden Grove").

                                   EXHIBIT B
                                     STOCK

         The authorized capital stock of the PC is ______ shares of common stock, $0.00 par value per share. _______ shares of the common stock of the PC are issued and are outstanding, all of which shares are evidenced by Certificate No. 1 issued in the name of Clark E. Schneekluth, D.D.S.

                                   EXHIBIT C
                           NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT ("Agreement") is made as of this _____ day of August, 1998 by and between Clark E. Schneekluth, D.D.S., ("Dr. Schneekluth"), who is duly licensed to practice orthodontics in the state of California, and Clark E. Schneekluth, D.D.S. M.S., Inc., a professional corporation (the "PC") incorporated under the laws of the State and Omega Orthodontics of Woodland Hills, Inc., a Delaware Corporation.

         All capitalized terms used herein and not otherwise expressly defined shall have the same meanings set forth in that certain Stock Put/Call Option and Successor Designation Agreement ("Stock Agreement") dated August ___, 1998 by and among Dr. Schneekluth, the PC, Omega Orthodontics, Inc., a Delaware corporation ("Omega") and Omega Orthodontics of Woodland Hills Inc., a Delaware corporation (the "MSO") which is a wholly owned subsidiary of Omega.

                                    RECITALS

         A. Dr. Schneekluth is the sole owner of the Capital Stock of the PC and desires to transfer all of his right, title and interest in and to such Capital Stock pursuant to Section 8 of the Stock Agreement to the Purchaser.

         B. The Purchaser has agreed to join the Stock Agreement and to enter into an employment agreement with the PC on terms and conditions acceptable to and approved by the MSO.

         C. As a condition to the transfer by Dr. Schneekluth of his Capital Stock to the Purchaser pursuant to Section 8 of the Stock Agreement, Dr. Schneekluth has agreed to enter into an agreement in the form of this Agreement to be delivered to the PC upon the closing of the transfer of his Capital Stock pursuant to Section 8 of the Stock Agreement.

         NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

         1. Dr. Schneekluth's Covenants. During the term of this Agreement in the Service Area described in Section 4 below, Dr. Schneekluth shall not (directly or indirectly through any business, enterprise, venture, partnership, corporation or any other entity controlled directly or indirectly by Dr. Schneekluth, whether alone or as a partner, stockholder, creditor or otherwise):

                  (a) Provide orthodontic or other dental services, or engage, participate, aid, assist, or hold any interest in any business or the provision of any managed care plan service which is, or as of Dr. Schneekluth 's engagement or participation, would become, competitive with the PC's orthodontic practice business;

                  (b) Engage or contract (other than with the MSO or any of the MSO's affiliates) for the provision of any management services for Dr. Schneekluth or any person employed or under contract to Dr. Schneekluth (as applicable) which are the same as or substantially similar to any of the services that the MSO or any of the MSO's affiliates furnishes;

                  (c) Solicit or assist any other person to solicit any business relating to a competing line of business (other than for the PC or any of its affiliates) from any present or potential patient, customer (including all third party payors) of Dr.
Schneekluth, the PC or any of their respective affiliates;

                  (d) Commit any other act or assist others to commit any other act which might injure the business of the PC, the MSO or any of their respective affiliates;

                  (e) Directly or indirectly employ, contract, solicit or encourage any employee or other person under contract with the PC, the MSO or any of their respective affiliates to leave the employ of any such entity; and

                  (f) Directly or indirectly solicit, request, advise, or encourage any present or future supplier, patient, customer or employee of the PC, the MSO or their respective affiliates to withdraw, curtail or cancel its business dealings with the PC, the MSO or their respective affiliates, or take any actions that might impair the relations of the PC, the MSO or any of their respective affiliates and their respective suppliers, patients, customers, employees or others.

         2. Dr. Schneekluth's Representations. Dr. Schneekluth specifically acknowledges, represents, and warrants that: (i) his covenants set forth in this Agreement are being given in connection with the sale of the Capital Stock to the Purchaser pursuant to Section 8 of the Stock Agreement; (ii) such covenants are reasonable and necessary to protect the legitimate interests of the PC, the MSO and Omega; and (iii) the PC, the MSO and Omega would not have consented to such sale in the absence of such restrictions. Dr. Schneekluth acknowledges that this Agreement is subject to all representations, warranties and covenants of Dr. Schneekluth in the Stock Agreement.

         3. Service Area. The Service Area to which Dr. Schneekluth 's covenants in Section 1 apply is defined as the area within a fifteen (15) mile radius (or the maximum radius permitted by law, if less) of each orthodontic office or other facility owned, operated or managed by Dr. Schneekluth, the PC, the MSO, Omega or their respective affiliates now existing or hereafter established.

         4. Term. The term of this Agreement commences as of the day and year first above written and continues for twenty-four (24) months.

         5. Payment. As consideration for Dr. Schneekluth 's agreement not to compete and other covenants herein, the PC shall pay Dr. Schneekluth upon the execution of this Agreement by the PC the amount of One Thousand Dollars ($1,000).

         6. Remedies. In the event of a breach by Dr. Schneekluth of this Agreement, the PC shall be entitled to receive, on behalf of the MSO, from Dr. Schneekluth, in addition to other remedies and not by way of an election of remedies, liquidated damages equal in amount to the greater of (a) Dr. Schneekluth 's income, as shown on the W-2 form prepared by the PC for the most recent calendar year or (b) $300,000. Any amounts received by the PC pursuant to the prior sentence shall be paid to the MSO by the PC immediately following receipt by the PC. Should a court fail to enforce the liquidated damages provision set forth in the first sentence of this Section 6, the parties acknowledge and agree that, absent such liquidated damages, a breach by Dr. Schneekluth of this Agreement will cause irreparable damage to the PC, the exact amount of which will be difficult to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, Dr. Schneekluth agrees that in such case, the PC shall be entitled to injunctive relief and Dr. Schneekluth agrees not to assert in any proceeding that the PC has an adequate remedy at law. Dr. Schneekluth shall pay the reasonable fees and expenses, including attorneys fees, incurred by the PC or any successor or assign in enforcing this Agreement.

         7. Third Party Beneficiaries. The parties expressly understand and agree that the MSO and Omega are third party beneficiaries of this Agreement and shall be entitled to all of the rights and remedies provided herein to the PC and shall be entitled to enforce the terms of this Agreement.

         8. Miscellaneous.

                  (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs (as applicable), legal representatives, and permitted successors and assigns. No party may assign this Agreement or the rights, interests or obligations hereunder; provided, however, that the PC may assign its rights, interests and obligations to the MSO, Omega and their affiliates without the consent of Dr. Schneekluth. Any assignment or delegation in contravention of this Section shall be null and void.

                  (b) Counterparts. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

                  (c) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) Amendment. This Agreement may not be amended except in a writing executed by all parties.

                  (e) Time of Essence. Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

                  (f) Notices. Any notices required or permitted to be given hereunder by any party to the other shall be in writing and shall be deemed delivered upon personal delivery; twenty-four (24) hours following deposit with a courier for overnight delivery; or seventy-two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:


If to Dr. Schneekluth:          Dr. Clark E. Schneekluth, D.D.S.
                                511 Warner Avenue, Suite 104
                                Huntington Beach, California 92649


If to the PC:                   Dr. CLARK E. Schneekluth, D.D.S., M.S., INC.
                                Dr. Clark E. Schneekluth, D.D.S.
                                511 Warner Avenue, Suite 104
                                Huntington Beach, California 92649

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (h) Severability. If any provision or portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will nevertheless continue in full force and effect and shall not be invalidated or rendered unenforceable or otherwise adversely affected, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement. Without limiting the generality of the foregoing, if the provisions of this Agreement shall be deemed to create a restriction, which is unreasonable as to either duration or geographical area or both, the parties agree that the provisions of this Agreement shall be enforced for such duration and in such geographic area as any court of competent jurisdiction on may determine to be reasonable.

                  (i) Attorneys' Fees. Should either the PC or Dr. Schneekluth institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including without limitation arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first written above.


"PC"

Clark E.  Schneekluth, D.D.S., M.S., Inc.
an California corporation


By: ______________________________
    Clark E. Schneekluth, D.D.S., President


DR. SCHNEEKLUTH


______________________________
Clark E. Schneekluth, D.D.S.,


ACKNOWLEDGED BY:

"MSO"

OMEGA ORTHODONTICS OF WOODLAND HILLS, INC.
a Delaware corporation


By: ______________________________
    Robert J. Schulhof, President